
First Choice Bancorp
2019
Annual Meeting of
Shareholders
June 11, 2019



Forward Looking Statements

These presentation materials may include forward-looking statements. There are a number of factors that could cause our results to differ materially from our expectations. We assume no obligation to update any forward-looking statement. The information in this presentation is intended to outline our general strategic direction, but represents no obligation and should not be relied on in making an investment decision.

BANCORP & BANK BOARD OF DIRECTORS



Peter Hui
Chairman



Phillip Thong
Vice Chairman



Robert Franko
Director,
President & CEO



Roshan Bhakta
Director



James Gray
Director



Thomas Iino
Director



Fred Jensen
Director



Luis Maizel
Director



Pravin Pranav
Director



Maria Salinas
Director

Not pictured- Max Freifeld, Director

FIRST CHOICE BANK EXECUTIVE MANAGEMENT



Robert Franko
President & CEO



Lynn Hopkins
EVP/CFO



Yolanda Su
EVP/COA



Gene May
EVP/CCO



Khoi Dang
EVP/General Counsel

FIRST CHOICE BANK MANAGEMENT



Nicole Swain
EVP/Chief
Banking Officer



Mike Martin
EVP/Deputy Chief
Credit Officer



John Murillo
EVP/Commercial
Division Manager



Brooke Crockett
SVP/Human
Resources Manager



Diana Hanson
SVP/Chief
Accounting Officer



Lorraine Lee
SVP/Chief
Strategy Officer



Jae Park
SVP/Chief
Compliance Officer



Linda Willis
SVP/Chief
Risk Officer



Jay Patel
VP/Chief Information
Security Officer

2018 CONSOLIDATED FINANCIAL HIGHLIGHTS

Total Assets
$1.6B

Total Loans
$1.3B*

Total Deposits
$1.3B

Net Income
$15.1MM

Total Shareholders' Equity
$248.1MM

Bank Only- Total Risk-Based Capital Ratio
14.18%

*includes loans held-for-sale and loans held for investment

STEADFAST GROWTH

YEAR-OVER-YEAR FINANCIAL DATA

($ IN MILLIONS)

Total Assets	Total Loans*	Total Deposits	Total Shareholders' Equity
+ 80%	+ 70%	+ 62%	+ 134%



$904
$1,623
2017
2018
$752
$1,279
2017
2018
$773
$1,252
2017
2018
$106
$248
2017
2018

*includes loans held-for-sale and loans held for investment

FIRST CHOICE STOCK


First Choice Bancorp (FCBP)
NasdaqCM - NasdaqCM Real Time Price. Currency in USD
21.20 +0.26 (+1.24%)
At close: 4:00PM EDT
TD Ameritrade
LYFT -4.32%
Premium
Technical Events
All 14 Events
Short Term Bearish
Mid Term Bearish
Long Term Neutral
SupportResistance 0 0
Stop loss 20.18
Indicators
Comparison
Events
Date Range 1D 5D 1M 3M 6M YTD 1Y 2Y 5Y Max
Interval 1D
Line
Draw
FCBP 28.75
RBB 33.04
PPBI 42.75
OPB 29.75
BANC 19.60
YAHOO! FINANCE
10.00%
0.00%
-10.00%
-20.00%
-26.39%
-30.20%
-39.56%
9.10k
Jul
Aug
Sep
Oct
Nov
Dec
2019
Feb
Mar
Apr
May
Jun

Stock Symbol	Bank	Decline in Stock Value
FCBP	***First Choice Bank***	***(26%)***
PPBI	***Pacific Premier Bank***	***(29%)***
BANC	***Banc of California***	***(30%)***
OPB	***Opus Bank***	***(30%)***
RBB	***Royal Business Bank***	***(39%)***

market data as of 06/10/2019

2018 COMMUNITY ACTIVITIES


Volunteer Hours
847
CRA Investments
$7.2 million
Donations
$95,200
Community
Development Loans
$65.1 million

CHAIRMAN HUI CLOSING THOUGHTS


Nasdaq Composite
COMP
+0.17%
VALUE 7,819.94 / CHANGE +13.42
First Choice Bancorp
FCBP / Nasdaq Listed 2018
UNCH
PRICE $27.20 / CHANGE 0.00
S&P 500 INDEX
+0.36%
VALUE 2,850.94 / CHANGE +10.25
DOWJONES INDUSTRIAL AVERAGE
+0.45%
COMCAST
-0.04%
PRICE $35.64 / CHANGE -0.01
PayPal
+0.26%
amazon
-0.21%
intel
-0.08%
cisco
+1.65%
+1.06%
First Choice Bancorp
Nasdaq
FCBP
NasdaqListed

CHAIRMAN HUI CLOSING THOUGHTS


VALUE
development
talent

CHAIRMAN HUI CLOSING THOUGHTS

Pacific Coast Banking School (PCBS)
The Premier National Graduate School of Banking™


Kathryn Leu


Sean McCabe


Amanda Mu


Jae Park


Rajeev Rangaraj


Nick Rice

CHAIRMAN HUI CLOSING THOUGHTS


VOLUNTEER
First Choice Bank

CHAIRMAN HUI CLOSING THOUGHTS



CHAIRMAN HUI CLOSING THOUGHTS


FAMILY
IS THE
ANCHOR
THAT HOLDS
US
THROUGH
LIFE S STORMS

CHAIRMAN HUI CLOSING THOUGHTS


First Choice Bank™
First in Speed | Service | Solutions


First Choice Bancorp
2019
Annual Meeting of
Shareholders
Adjourned
Thank you for
coming!